UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2009

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains statements about Fifth Third Bancorp (“Fifth Third”) that we believe are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in the risk factors set forth in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause our future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically, the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) our ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit our operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in combining the operations of acquired entities; (21) lower than expected gains related to any potential sale of businesses; (22) failure to consummate the sale of a majority interest in Fifth Third’s merchant acquiring and financial institutions processing businesses (the “Processing Business”) or difficulties in separating the Processing Business from Fifth Third; (23) loss of income from any potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (24) ability to secure confidential information through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Copies of those filings are available at no cost on the SEC’s Web site at www.sec.gov or on our Web site at www.53.com. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

Item 8.01	Other Events

On May 20, 2009, Fifth Third Bancorp announced plans related to two securities transactions, which together are intended to meet its commitment to increase its Tier 1 common equity as well as provide additional common equity capital to enhance its near-term capital position beyond this commitment. A copy of the press release announcing these actions is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Tier 1 common equity commitment relates to the results of Fifth Third’s Supervisory Capital Assessment Program (“SCAP”) assessment under the “more adverse scenario,” announced on May 7, 2009, and described more fully in our press release and presentation furnished on Form 8-K on that same date.

Fifth Third plans to sell up to an aggregate of $750 million of its common shares from time to time through an “at the market” offering through Morgan Stanley and Merrill Lynch & Co. as sales agents and/or principals. Fifth Third expects a portion of the proceeds of shares issued under this offering to be utilized to fund the cash portion of its offer to exchange cash and common shares for depositary shares each representing  1/250th interest in a share of its 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G (“Depositary Shares”). Proceeds of the offering not utilized in the exchange offer will be available for general corporate purposes. These purposes would include the future use of the proceeds – in addition to other capital or funds Fifth Third has generated or will generate, including the issuance of qualifying debt – to repay all or a portion of the preferred stock and warrants Fifth Third issued to the U.S. Department of Treasury as part of the Capital Purchase Program, subject to consultation with and approval from regulatory authorities.

Fifth Third concurrently will offer holders of its $1.1 billion Depositary Shares, in exchange for tendering their shares in integral multiples of 250 shares to Fifth Third, a cash payment in a fixed amount of $30 per Depositary Share in addition to a conversion of the common shares underlying the Depositary Shares. There are 11,075,000 Depositary Shares outstanding, convertible under certain circumstances into 95.7 million Fifth Third common shares at a price per common share of $11.575. Based upon the closing common per share price on May 18, 2009 of $7.99, the exchange offer would value each Depositary Share at $99.03, consisting of $69.03 in parity value of the underlying common shares and the remainder in the form of the $30 in cash offered above that parity value. The Depositary Shares closed at a price of $91.69 on May 18, 2009. The $30 in cash represents approximately 3.5 years of dividends on the Series G depositary shares at recently declared levels of periodic dividend payments, relative to our ability to cause mandatory conversion under certain circumstances on or after June 30, 2013, approximately 4 years from the close of the tender period.

At its current common stock price, Fifth Third estimates that up to 45 percent of the proceeds from the common share offering to be utilized for the cash portion of the Depositary Share exchange, if fully exchanged.

Fifth Third continues to believe that the exchange, or other similar transactions, in addition to the sale of non-strategic assets and/or other securities owned by Fifth Third, would generate Tier 1 common equity in an amount to meet or exceed the $1.1 billion it has committed to increase as a result of the SCAP assessment. Additional shares issued under the common stock offering are expected to enable us to meet that commitment earlier and to generate Tier 1 common equity beyond $1.1 billion.

On May 20, 2009, Fifth Third entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Sales Agents”), pursuant to which Fifth Third may, from time to time, offer and sell its common shares, no par value per share, having aggregate gross sales proceeds of up to $750 million (the “Shares”), through the Sales Agents or to the Sales Agents as principals. Sales of the Shares through the Sales Agents, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

The Shares sold in the offering will be issued pursuant to a prospectus dated April 28, 2008, and a prospectus supplement filed with the Securities and Exchange Commission on May 20, 2009, in connection with one or more offerings of Shares from Fifth Third’s effective shelf registration statement on Form S-3 (File No. 333-141560) (the “Registration Statement”).

These documents may be obtained by visiting EDGAR on the SEC Web site at www.sec.gov. The prospectus may be obtained alternatively from Fifth Third or the sales agents by contacting Morgan Stanley at (866) 718-1649 or by e-mail at prospectus@morganstanley.com, or Merrill Lynch & Co. at (888) 803-9655 or by mail at Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department.

The Distribution Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the transactions contemplated by the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit.

Concurrent with the equity offering, on May 20, 2009, Fifth Third commenced an Offer to Exchange shares of its common stock and cash for any and all of its outstanding Depositary Shares each representing a  1/250th interest in a share of 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G (CUSIP No. 316773209). The Company will exchange 2,158.8272 shares of common stock and $7,500 in cash for each 250 validly tendered and accepted Depositary Shares. The terms and conditions of the exchange offer are described in the offer to exchange and related letter of transmittal, each dated May 20, 2009.

The exchange offer will expire at 5:00 p.m., New York City time, on June 17, 2009, unless extended or earlier terminated by Fifth Third. Validly tendered Depositary Shares may be withdrawn at any time prior to the expiration date by submitting a notice of withdrawal to the Exchange Agent, in accordance with the procedures described in the Offer to Exchange and in the letter of transmittal. In addition, if Fifth Third has not accepted Depositary Shares for exchange by June 17, holders may withdraw their previously tendered Depositary Shares at any time thereafter until such Depositary Shares are accepted for exchange. Once Depositary Shares are accepted for exchange, they cannot be withdrawn.

The exchange offer is being made pursuant to an Offer to Exchange and related letter of transmittal, copies of which may be obtained without charge from the Information Agent for the exchange offer, D.F. King & Co., Inc., who may be reached toll-free at (800) 207-3158 or banks, brokers and foreign holders can call collect at (212) 269-5550. The Offer to Exchange and other related documents have also been filed with the Securities and Exchange Commission on Schedule TO and may be obtained for free at the Commission’s web site, http://www.sec.gov. The exchange offer is subject to the satisfaction of certain conditions.

Holders of Depositary Shares are urged to read the Offer to Exchange and related letter of transmittal when they become available because they include important information.

Fifth Third retained J.P. Morgan Securities Inc. as its exclusive financial advisor in connection with the exchange offer. Fifth Third is paying J.P. Morgan customary fees for its services and has agreed to indemnify it for certain liabilities. J.P. Morgan’s compensation is in no way contingent on the results or the success of the exchange offer. J.P. Morgan has not been retained to, and will not, solicit acceptances of the exchange offer or make any recommendations with respect thereto.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

5.1	Opinion of Paul L. Reynolds, Esq. as to the validity of the common shares to be issued pursuant to the equity distribution program.

23.1	Consent of Paul L. Reynolds, Esq. (included in Exhibit 5.1).

99.1	Press release dated May 20, 2009 (solely “furnished” and not “filed” for the purposes of the Securities Exchange Act of 1934, as amended)

99.2	Equity Distribution Agreement dated May 20, 2009 between Fifth Third, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 20, 2009	/s/ ROSS J. KARI
Ross J. Kari
Executive Vice President and Chief Financial Officer